GlaxoSmithKline plc 11-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statement No. 333-235651 and 333-162702 of GlaxoSmithKline PLC on Form S-8s of our report dated June 13, 2022, relating to the financial statements and supplemental schedule of the GSK Puerto Rico 401(k) Plan, appearing in this Annual Report on Form 11-K of the GSK Puerto Rico 401(k) Plan for the year ended December 31, 2021.

Philadelphia, Pennsylvania

June 13, 2022